EXHIBIT 10.1
SURRENDER AGREEMENT

SURRENDER AGREEMENT (this “Agreement”), dated as of the 29th day of May, 2020 (the “Effective Date”), between 1 MADISON OFFICE FEE LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170, as landlord under the Original Lease (as hereinafter defined) and as sublandlord under the Sublease (as hereinafter defined) (hereinafter called “Landlord”), and YEXT, INC., a Delaware corporation, having an office at One Madison Avenue, Fifth Floor, New York, New York 10010, as tenant under the Original Lease and as subtenant under the Sublease (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS:

1.Landlord, as landlord, and Tenant, as tenant, entered into that certain Agreement of Lease dated as of May 24, 2012 (the “Original Lease”) for a portion of the fifth floor consisting of 36,823 rentable square feet (the “Original Premises”) in the building known as and located at 1 Madison Avenue, New York, New York (the “Building”), each as more particularly described in the Original Lease;

2.Credit Suisse (USA) Inc. (“CS”), as landlord, and Tenant, as tenant, entered into that certain Lease dated as of May 15, 2014 (the “Original Sublease”) as amended by that certain First Amendment to Lease dated as of July 1, 2014 (the “First Amendment”; the First Amendment, together with the Original Sublease, the “Sublease”) for a portion of the fifth floor consisting of 58,164 square feet (the “Sublease Premises”) in the Building, each as more particularly described in the Sublease (notwithstanding the title of the Original Sublease as a “Lease” and the First Amendment as a “First Amendment of Lease” and all references to CS as “landlord” and Tenant as “tenant” thereunder, the parties acknowledge that the Sublease is a sublease of a portion of that certain premises in the Building leased by CS pursuant to that certain Second Amendment and Restatement of Lease dated as of April 29, 2005, as amended, by and between CS, as tenant, and Landlord, as landlord, and, notwithstanding anything to the contrary contained herein or in the Sublease, all references to Landlord in this Agreement shall be deemed to mean 1 Madison Office Fee LLC, as landlord under the Original Lease and as sublandlord under the Sublease, and all references to Tenant in this Agreement shall be deemed to mean Yext, Inc., as tenant under the Original Lease and as subtenant under the Sublease);

3.CS, as assignor, and Landlord, as assignee, entered into that certain Assignment and Assumption Agreement, effective as of February 1, 2020, whereby CS assigned all of its right, title and interest in and to the Sublease to Landlord;

4.the Original Lease and the Sublease (collectively, the “Existing Leases”) are scheduled to expire on December 31, 2020 (the “Expiration Date”), unless sooner terminated in accordance with the provisions thereof; and

5.Landlord and Tenant now desire to terminate the Existing Leases and the term and estate thereby granted and for Tenant to surrender possession of the Original Premises and the Sublease Premises (collectively, the “Premises”) to Landlord in accordance with the terms hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

FIRST.  The parties acknowledge that Tenant currently leases the Original Premises and subleases the Sublease Premises (and is unable to fully occupy the same as of the Effective Date due to a COVID-19 Occurrence (as hereinafter defined)). On August 31, 2020 (the “Surrender Date”), Tenant shall surrender to Landlord the Existing Leases and the term and estate thereby granted (Tenant acknowledges and agrees that it does not have any right to extend or renew the Existing Leases) together with the Premises thereby demised, with the intent and purpose that the estate of Tenant in and to the Premises shall be extinguished in its entirety and the term of the Existing Leases shall expire on the Surrender Date with the same force and effect as if the Surrender Date were the original Expiration Date under the Existing Leases, subject, however to the terms of the Existing Leases (as modified herein) and this Agreement. Tenant shall remain obligated to pay to Landlord: (i) all Fixed Annual Rent with respect to the Original Premises pursuant to Section 3.01 and Exhibit B of the Original Lease, (ii) all Fixed Rent with respect to the Sublease Premise pursuant to Section 3.02 of the Original Sublease, as amended and restated in Section 3 of the First Amendment, (iii) all Additional Rent with respect to the Original Premises pursuant to the terms of the Original Lease (including, without limitation, pursuant to Article 32 of the Original Lease), (iv) all Additional Charges due and payable with respect to the Sublease Premises pursuant to the terms of the Sublease (including, without limitation, Tax Payments and Operating Payments) and (v) any other charges due under the Existing Leases, that have accrued and will accrue through and including the Surrender Date pursuant to the express terms of the Existing Leases (the amounts set forth in clauses (i) through (v), inclusive, shall hereinafter be collectively referred to as “Rent”). As of the Surrender Date, Tenant shall deliver to Landlord possession of the Premises “broom-clean”, in materially the “as is” condition existing as of the Effective Date, subject to ordinary wear and tear, damage from casualty/condemnation and any repair obligations pursuant to the Existing Leases (it being understood and agreed that, as of the Effective Date, Tenant is not currently in full occupancy of the Premises and is unable to comply with Tenant’s repair obligations under the Existing Leases due to a COVID-19 Occurrence), and free of all occupants and of all rights of any other party obtained through Tenant, as tenant, subtenant, sub-subtenant or other occupant, as though the Surrender Date were the Expiration Date under the Existing Leases. Notwithstanding anything to the contrary contained herein or in the Existing Leases, (A) Tenant shall not make any alterations, additions or improvements to the Premises following the date hereof, and (B) Tenant may, but shall not be required to, remove Tenant’s Property (as hereinafter defined) repair or restore any portion of the Premises in connection with the removal of any Tenant’s Property or otherwise, and Tenant shall not be required to pay any costs and/or expenses that may be associated with, or incurred by Landlord in connection with, the removal, disposition or storage of Tenant’s Property by Landlord, or for any repairs or restoration in connection therewith (it being agreed that any Tenant’s Property remaining in the Premises on or after the Surrender Date shall become the property of Landlord and may, at Landlord’s sole cost and expense, be disposed of by Landlord in its discretion without any payment to Tenant). Notwithstanding anything to the contrary contained in the Existing Leases, Tenant agrees that it shall indemnify and save Landlord harmless against all costs, claims, loss or liability to the extent arising from a delay by Tenant in so surrendering the Premises within forty-five (45) days after the Surrender Date, including, without limitation, any claims made by any succeeding tenant to the extent arising as a result of such delay and including any consequential damages and/or lost opportunities, except if and to the extent that any such delay by Tenant in surrendering the Premises in the condition required hereunder is attributable to (X) any actual delay in Tenant’s move-out caused solely by Landlord or any party under Landlord’s control (a “Landlord Condition”), including any failure by Landlord to make the freight elevator(s) and the loading dock available to Tenant for Tenant’s move-out and/or (Y) an event of Unavoidable Delay (as defined in the Original Lease) which is generally affecting tenants in the area of the Building and/or preventing tenants in the Building from timely vacating and/or surrendering their respective premises as of the Surrender Date (including, without limitation, due to a COVID-19 Occurrence; provided, however, that Tenant shall be required to pay Holdover Rent (as hereinafter defined) from and after the Surrender Date in accordance with, and subject to, the terms of Article Second of this Agreement. Notwithstanding anything to the contrary contained in the Existing Leases, Tenant shall be permitted to utilize the Building’s freight elevator(s) and loading dock during business hours on business days in connection with its move-out of the Premises and Building at no cost to Tenant, but Tenant shall be obligated to pay Landlord’s then established rates for Tenant’s use of the freight elevator(s) and/or loading dock during any overtime periods if Tenant elects to conduct its move-out during overtime periods (Landlord hereby agreeing that Tenant may move-out of the Premises and Building during business hours on business days). Tenant shall not be required to pay Landlord any other termination fee in connection with the surrender of the Premises on the Surrender Date pursuant to the terms of this Agreement.

Tenant hereby represents and warrants to Landlord, its successors and assigns, that (i) except for Tenant, the Premises are free of all occupants and of all rights in any other party, as tenant, subtenant, sub-subtenant or other occupant (“Occupancies”), (ii) Tenant has not created or suffered any Occupancies in and/or to the Premises through and including the Effective Date, (iii) all personal property, fixtures, trade fixtures, furniture and equipment (“Tenant’s Property”) in the Premises are not subject to any lien, encumbrance, chattel mortgage, title retention or security agreement as a result of any action taken or suffered by or on behalf of Tenant and no action has been taken or suffered by or on behalf of Tenant as a result of which either the Premises or any such property shall or might be subject thereto. Tenant covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any such Occupancies, rights or encumbrances in or to the Premises (except, subject to the terms of the Existing Leases, to any affiliate or in connection with any assignment in connection with a merger by Tenant or acquisition of Tenant or the equity of Tenant). Tenant further covenants and agrees that it shall not at any time hereafter make any alterations, additions or improvements in or to the Premises. Tenant hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against all claims, demands, judgments, obligations, liabilities, costs, fees (including reasonable attorneys’ fees) and expenses of any kind or nature whatsoever that shall be incurred or suffered by Landlord arising solely and exclusively out of any breach by Tenant of the foregoing representations and warranties.

Effective as of the Surrender Date, Tenant and Landlord do hereby mutually release each other, their past and present members, partners and shareholders and each of their respective direct and indirect principals, officers, directors, shareholders, employees, attorneys and agents, and their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Existing Leases from and after the Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge: (a) of Tenant or Landlord with respect to any obligation or liability accrued or incurred under the Existing Leases and outstanding and unsatisfied on the Surrender Date or any provision expressly provided to survive the expiration or termination of the Existing Leases (except that any final reconciliations and/or true-ups of the payment of Additional Rent shall survive the Surrender Date, to the extent applicable), (b) of Tenant or Landlord with respect to claims by the other party against such party for contribution or indemnification or both arising out of third-party claims against the other party arising prior to, on or after the Surrender Date as a result of an event occurring or condition existing prior to or on the Surrender Date, (c) of Landlord with respect to any indemnity expressly detailed in the Existing Leases to survive the expiration or termination of the Existing Leases, and (d) of Landlord and/or Tenant with respect to any obligation or liability accrued or incurred under this Agreement. Notwithstanding anything to the contrary set forth herein, the foregoing release shall not extend to any claim(s) arising out of or in connection with Tenant’s failure to surrender the Premises as of the Surrender Date, and the foregoing release of Tenant shall be conditioned on Tenant’s surrender of the Premises in the condition required hereunder on or prior to the Surrender Date. Notwithstanding anything to the contrary contained herein, (i) Tenant hereby acknowledges and agrees that, following the date hereof, Tenant shall promptly commence (and thereafter diligently prosecute) the process of moving out of the Premises (so long as Tenant is not legally restricted or prevented from doing so) and (ii) if there is a legal restriction or legal prevention imposed upon Tenant from moving out of the Premises (and imposed upon other tenants from moving out of their respective premises) in connection with the COVID-19 outbreak affecting the City of New York or State of New York that is in effect as of the Surrender Date, then the Surrender Date shall be extended on a day-for-day basis until Tenant is no longer legally restricted or prevented as described above.

The provisions of this Article First shall survive the expiration or sooner termination of the Existing Leases, as amended hereby.

SECOND.  Notwithstanding anything to the contrary contained herein or in the Existing Leases, if Tenant fails to surrender any portion of the Premises in the condition required hereunder on or before the Surrender Date (time being of the essence), (a) Tenant shall be deemed to be holding over in the entire Premises, and shall pay the sums due pursuant to Section 12.01 of the Original Lease for Rent due after the termination of the Original Lease together with the sums due pursuant to Section 7.10 of the Sublease for holdover rental due after the termination of the Sublease (such amounts shall collectively hereinafter be referred to as “Holdover Rent”), and shall be subject to all of Landlord’s rights and remedies set forth in the

Existing Leases, and Landlord may pursue against Tenant any and all remedies available to it under the Existing Leases, this Agreement, at law or in equity and (b) Landlord shall have the right, but not the obligation, to institute a holdover proceeding with respect to the entire Premises at any time following the Surrender Date, and Tenant shall not assert any defense or counterclaim to such holdover proceeding (except with respect to a Landlord Condition and/or any COVID-19 Occurrence). Notwithstanding the foregoing, if, as of the Surrender Date, (A) Tenant is legally prohibited from moving out of the Premises due to a COVID-19 Occurrence and Tenant shall not then be occupying any portion of the Premises for the conduct of its business due to such COVID-19 Occurrence and/or (B) a Landlord Condition shall actually prevent Tenant from moving out of the Premises, Tenant shall not be required to pay Holdover Rent, but shall instead continue to pay all Rent in accordance with the terms of the Existing Leases, until such date as such COVID-19 Occurrence and/or Landlord Condition, as applicable, shall be lifted or cease. Effective as of the date that shall occur five (5) Business Days after the applicable COVID-19 Occurrence and/or Landlord Condition is lifted or shall cease, Tenant shall commence paying Holdover Rent in accordance with the terms of this Article Second until Tenant vacates the Premises as required hereunder.

THIRD.  Neither the cancellation of the Existing Leases hereunder nor the surrender of the Premises pursuant to this Agreement shall release Tenant from its liability for any obligations accruing: (a) under this Agreement, or (b) under the Existing Leases through and including the Surrender Date or such later date that Tenant shall surrender the Premises in the condition required hereunder. Tenant acknowledges and agrees that (i) the Existing Leases are in full force and effect, that to Tenant’s knowledge, Landlord is not in default in performance of any covenant, agreement or condition contained therein and, to Tenant’s knowledge, Tenant is not currently aware that it has any offsets or defenses against Landlord and (ii) no consideration has been paid or is payable by Landlord or Tenant in connection with the transactions which are the subject of this Agreement. Landlord acknowledges and agrees that (i) the Existing Leases are in full force and effect and that, to Landlord’s knowledge, Tenant is not in default in performance of any covenant, agreement or condition contained therein beyond notice and the expiration of any appliable cure period and (ii) no consideration has been paid or is payable by Landlord or Tenant in connection with the transactions which are the subject of this Agreement.

FOURTH.  Tenant represents and warrants that it dealt with no broker or agent in connection with this Agreement other than SL Green Leasing LLC and Newmark Knight Frank (“Tenant’s Broker”). Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions, including, without limitation, attorneys' fees, by anyone (including, without limitation, Tenant’s Broker) other than SL Green Leasing LLC with whom Tenant has dealt in connection with this Agreement. Landlord represents and warrants that it dealt with no broker or agent in connection with this Agreement other than SL Green Leasing LLC and Tenant’s Broker. Landlord agrees to indemnify, defend and save Tenant harmless from and against any claims for fees or commissions, including, without limitation, attorneys’ fees, by anyone (including, without limitation, SL Green Leasing LLC) other than Tenant’s Broker with whom Landlord has dealt in connection with this Agreement. The provisions of this Article Fourth shall survive the expiration or sooner termination of the Existing Leases, as amended hereby.

FIFTH.  Tenant acknowledges that Tenant’s obligations under the Sublease are secured by a letter of credit in the amount of $3,722,496.00 and Tenant’s obligations under the Original Lease are secured by a letter of credit in the amount of $1,564,977.50 (collectively, the “Security Letters”) and agrees that the Security Letters shall also secure Tenant’s obligations under this Agreement. Landlord shall only use or apply the Security Letters as expressly proved in the Existing Leases and/or this Agreement, and provided that Tenant shall be in compliance with its obligations under the Existing Leases and this Agreement, Landlord shall return the Security Letters to Tenant as and when required pursuant to the Existing Leases.

SIXTH.  Tenant hereby acknowledges and agrees that Tenant shall not be entitled to make any claim for rent abatement or any claim for actual or constructive eviction resulting from a COVID-19 Occurrence. For purposes hereof, a “COVID-19 Occurrence” shall mean the occurrence of any mandatory or voluntary closure of the Building, the Premises or Tenant’s conduct of business at the Premises which is suspended, delayed, interfered with or where Tenant is otherwise barred from operating as a result of the COVID-19 outbreak in the City of New York or State of New York or as a result of any governmental orders, pre-emption, rules, regulations or the like in connection with such COVID-19 outbreak.

SEVENTH.  All capitalized terms used herein shall have the meanings set forth in the Original Lease and/or the Sublease, as applicable, unless otherwise expressly defined herein. If and to the extent any of the provisions of this Agreement conflict or are otherwise inconsistent with the Existing Leases, this Agreement shall govern and control. This Agreement represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by both parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Existing Leases (as modified by this Agreement), are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, except as specifically set forth in this Agreement. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect, but only to the extent that the fundamental agreements contained herein remain satisfied notwithstanding any such invalidity or unenforceability. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

EIGHTH. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

NINTH. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument, and an executed counterpart delivered by “.pdf”, facsimile or email shall be binding upon the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

LANDLORD:
1 MADISON OFFICE FEE LLC

By:	/s/ Steven Durels
	Name:	Steven Durels
	Title:	EVP

TENANT
YEXT, INC.

By:	/s/ Darryl Bond
	Name:	Darryl Bond
	Title:	Chief Accounting Officer

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